Exhibit 16.1

PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001
www.pwc.com
February 9, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by BearingPoint, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of BearingPoint, Inc. dated February 6, 2007. We agree with the statements concerning our Firm in such Form 8-K.
Very truly yours,

PricewaterhouseCoopers LLP